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                                                                    Exhibit 23.7


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Amendment No. 1 to the registration statement of PSINet Inc. on Form S-4 for the registration of $350,000,000 11 1/2% Senior Notes due 2008, of our report dated June 22, 1998, except for Note 17 as to which the date is September 7, 1998, with respect to the financial statements of Linkage Online Limited included in the Current Report (Form 8-K) of PSINet Inc. filed with the Securities and Exchange Commission on September 15, 1998.


/s/ ERNST & YOUNG

Hong Kong
February 11, 1999